Exhibit 8.1
October 9, 2020

MYOS RENS Technology Inc.
45 Horsehill Road, Suite 106
Cedar Knolls, New Jersey 07927

Ladies and Gentlemen:

We have acted as U.S. tax counsel to MYOS RENS Technology, Inc., a Nevada corporation (“MYOS”), in connection with the transactions contemplated by the Agreement and Plan of Merger and Reorganization, made and entered into as of June 30, 2020 (the “Agreement”), by and among MYOS, Matrix Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of MYOS (“Merger Sub”) and MedAvail. Inc., a Delaware corporation (“MedAvail”). Pursuant to the Agreement, Merger Sub will merge with and into MedAvail (the “Merger”) with MedAvail surviving the Merger. At your request, and in connection with the filing of the Form S-4 (including the joint proxy statement/prospectus forming a part thereof, the “Registration Statement”), we are rendering our opinion concerning certain U.S. federal income tax matters. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

In providing our opinion, we have examined the Agreement, the Registration Statement, and the other documents described therein and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the Merger and the parties thereto set forth in the Agreement and in the Registration Statement are true, complete and correct, (iii) the statements and representations made by MYOS, Merger Sub and MedAvail in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification, (v) the Merger will qualify as a statutory merger under the DGCL, and (vi) MYOS, Merger Sub, MedAvail and their respective subsidiaries will treat the Merger for U.S. federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions is untrue for any reason or if the Merger is consummated in a manner that is different from the manner described in the Agreement and the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, the statements in the Registration Statement under the heading “The Merger – Considerations with Respect to U.S. Federal Income Tax Consequences of the Merger,” insofar as they relate to statements of U.S. federal income tax law and legal conclusions, represent our opinion.

NEW YORK	PALO ALTO	NEW JERSEY	UTAH	WASHINGTON, D.C.	Lowenstein Sandler LLP

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Agreement or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform MYOS of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Lowenstein Sandler LLP

www.lowenstein.com